Exhibit 99.1

The First Bancshares, Inc. Reports Results for Second Quarter Ended June 30, 2023; Increases Quarterly Dividend 5%

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 26, 2023--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended June 30, 2023.

Highlights:

  Net income available to common shareholders totaled $23.8 million for the quarter ended June 30, 2023, representing an increase of 46.1% when compared to $16.3 million for the quarter ended March 31, 2023. Several one-time items are detailed in the tables located in the appendix of this release.
  Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.3 million, or 1.0% to $26.8 million for the quarter ended June 30, 2023 as compared to $27.1 million for the quarter ended March 31, 2023.
  Total loans increased $41.1 million for the quarter representing net growth of 3.3% on an annualized basis, as compared to the quarter ended March 31, 2023.
  Annualized net interest margin increased 13 bps to 3.76% for the quarter ended June 30, 2023 from 3.63% for the quarter ended March 31, 2023.
  Core net interest margin decreased 4 bps during the quarter from 3.47% to 3.43%.
  Cost of deposits averaged 91 bps for the second quarter compared to 72 bps for the first quarter.
  Added a commercial banking team and opened an LPO in St. Petersburg, FL.
  Added a commercial banking team in New Orleans, LA.
  For additional information, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company’s website: www.thefirstbank.com.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We are pleased to report another strong quarter characterized by modest loan growth of 3.3% on an annualized basis, GAAP net interest margin expansion of 13 bps, an improvement in nonperforming assets and consistent core operating earnings. Our retail oriented, highly granular deposit base continues to perform well exhibited by a total cost of deposits of 91 bps up only 19 bps quarter over quarter. We believe we are well positioned for this very difficult operating environment given our conservative balance sheet structure and our solid core earnings stream.”

Quarterly Earnings

Net income available to common shareholders totaled $23.8 million for the quarter ended June 30, 2023, representing an increase when compared to $16.3 million for the quarter ended March 31, 2023.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.3 million, or 1.0%, to $26.8 million for quarter ended June 30, 2023 as compared to $27.1 million for the quarter ended March 31, 2023.

The Company recorded a provision for credit losses of $1.3 million for the quarter ended June 30, 2023 and $11.0 million for the quarter ended March 31, 2023. The $11.0 million provision in respect of the quarter ended March 31, 2023 included $10.7 million for the Current Expected Credit Loss (“CECL”) day 1 provision for credit losses and unfunded commitments attributable to the acquired loans from Heritage Southeast Bancorporation, Inc. (“Heritage Bank”) in the first quarter of 2023.

Earnings Per Share

For the second quarter of 2023, diluted earnings per share were $0.75, compared to $0.52 for the first quarter of 2023 and $0.76 for the second quarter of 2022.

The increase in diluted earnings per share when compared to the previous quarter was primarily attributable to expenses associated with the acquisition of Heritage Bank.

Diluted earnings per share, operating (non-GAAP) were $0.85 for the second quarter of 2023 compared to $0.86 for the first quarter of 2023 and $0.80 for the second quarter of 2022.

Effective January 1, 2023, the Company issued 6,920,422 shares of its common stock in conjunction with the closing of the acquisition of Heritage Bank. Effective August 1, 2022, the Company issued 3,498,936 shares of its common stock in conjunction with the closing of the acquisition of Beach Bancorp, Inc. (“Beach Bank”).

Balance Sheet

Consolidated assets decreased $155.2 million to $7.862 billion at June 30, 2023 from $8.017 billion at March 31, 2023. Cash and cash equivalents decreased $139.4 million for the quarterly comparison.

Total loans were $5.011 billion for the quarter ended June 30, 2023, as compared to $4.970 billion for the quarter ended March 31, 2023, and $3.125 billion for the quarter ended June 30, 2022, representing an increase of $41.1 million, or 0.8%, for the sequential quarter comparison, and an increase of $1.886 billion, or 60.4%, for the prior year quarterly comparison. During January 2023, loans totaling $1.159 billion, net of purchase accounting adjustments, were recorded from the Heritage Bank acquisition. During August 2022, loans totaling $486.5 million, net of purchase accounting adjustments were recorded from the Beach Bank acquisition.

Total loans increased $41.1 million, or 0.8% as compared to the quarter ended March 31, 2023, or 3.3% on an annualized basis.

Excluding the acquired Heritage Bank loans and Beach Bank loans, total loans increased $240 million, or 8% compared to the quarter ended June 30, 2022.

Total deposits were $6.492 billion for the quarter ended June 30, 2023, as compared to $6.668 billion for the quarter ended March 31, 2023, and $5.306 billion for the quarter ended June 30, 2022, representing a decrease of $175.7 million, or 2.6%, for the sequential quarter comparison, and an increase of $1.186 billion, or 22.4%, for the prior year quarterly comparison. During January 2023, deposits totaling $1.392 billion, net of purchase accounting adjustments, were acquired in the Heritage Bank acquisition. During August 2022, deposits totaling $490.6 million, net of purchase accounting adjustments, were acquired in the Beach Bank acquisition.

Deposits decreased $175.7 million, or 2.6% for the prior quarter comparison. The decrease in deposits was partially attributable to brokered certificate of deposits in the amount of $27.4 million that matured during the quarter. The decrease in deposits also reflected a decrease in public fund deposits of $60.4 million during the quarter. Excluding the brokered deposits that matured and the decrease in public fund deposits, there was approximately $87.9 million in deposit runoff during the quarter.

Book value per share increased to $28.64 at June 30, 2023 from $28.58 at March 31, 2023.

Tangible book value per share (non-GAAP) increased to $17.62 at June 30, 2023 from $17.49 at March 31, 2023. The balance in accumulated other comprehensive income (loss) increased $14.5 million to $145.2 million at June 30, 2023 from $130.8 million at March 31, 2023.

Asset Quality

Nonperforming assets totaled $21.6 million at June 30, 2023, a decrease of $0.8 million compared to $22.5 million at March 31, 2023 and a decrease of $4.6 million compared to $26.2 million at June 30, 2022.

Nonaccrual loans totaled $16.0 million, a decrease of $1.3 million as compared to March 31, 2023 and a decrease of $7.6 million as compared to June 30, 2022. During the quarter ended September 30, 2022, one large relationship with a balance of $10.2 million was upgraded to accrual status.

The ratio of the allowance for credit losses (ACL) to total loans was 1.05% at June 30, 2023, 1.06% at March 31, 2023 and 1.04% at June 30, 2022. The ratio of annualized net charge-offs (recoveries) to total loans was 0.07% for the quarter ended June 30, 2023 compared to 0.01% for the quarter ended March 31, 2023 and (0.04%) for the quarter ended June 30, 2022.

Second Quarter 2023 vs First Quarter 2023 Earnings Comparison

Net income available to common shareholders for the second quarter of 2023 increased $7.5 million to $23.8 million from $16.3 million for the first quarter of 2023.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.3 million, or 1.0%, to $26.8 million for quarter ended June 30, 2023 as compared to $27.1 million for the quarter ended March 31, 2023.

Net interest income for the second quarter of 2023 was $66.0 million as compared to $64.9 million for the first quarter of 2023, an increase of $1.1 million. The increase was largely due to the increase in accretion of purchase accounting adjustments of $3.1 million as well as increased interest income, including fees of $3.8 million on the loan portfolio from higher yields and volumes.

Second quarter 2023 net interest margin of 3.76% included 37 basis points related to purchase accounting adjustments compared to 3.63% for the first quarter in 2023, which included 19 basis points related to purchase accounting adjustments.

Core net interest margin decreased 4 bps to 3.43% for the second quarter from 3.47% for the first quarter of 2023.

Investment securities totaled $1.898 billion, or 24.1% of total assets at June 30, 2023, compared to $1.962 billion, or 24.5% of total assets at March 31, 2023. The average balance of investment securities decreased $84.4 million in sequential-quarter comparison. The average yield on investment securities decreased 8 basis points to 2.23% from 2.31% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $157.6 million at June 30, 2023 as compared to a net unrealized loss of $137.6 million at March 31, 2023.

The average yield on all earning assets increased in sequential-quarter comparison from 4.49% to 4.91%. Interest expense on average interest bearing liabilities increased 41 basis points from 1.24% for the first quarter of 2023 to 1.65% for the second quarter of 2023.

Cost of all deposits averaged 91 basis points for the second quarter of 2023 compared to 72 basis points for the first quarter of 2023. This increase was a result of rising interest rates and increased competition for deposits.

Non-interest income decreased $0.2 million from $12.6 million to $12.4 million in the sequential-quarter comparison, attributable to decreases in service charges on deposit accounts of $0.2 million.

Non-interest expense for the second quarter of 2023 was $46.9 million compared to $45.7 million for the first quarter of 2023, an increase of $1.2 million, attributed to the increase in acquisition charges of $0.3 million as well as other expenses increased $1.0 million. Other expenses include a $0.5 million write down of other real estate.

Second Quarter 2023 vs. Second Quarter 2022 Earnings Comparison

Net income available to common shareholders for the second quarter of 2023 totaled $23.8 million compared to $15.8 million for the second quarter of 2022, an increase of $8.0 million or 50.9%.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $10.3 million, or 62.7%, to $26.8 million for quarter ended June 30, 2023 as compared to $16.5 million for the quarter ended June 30, 2022.

Net interest income for the second quarter of 2023 was $66.0 million, an increase of $23.9 million or 56.8% when compared to the second quarter of 2022. FTE net interest income (non-GAAP) totaled $67.0 million and $43.0 million for the second quarter of 2023 and 2022, respectively. Purchase accounting adjustments increased $5.9 million for the second quarter comparisons. The increase was largely due to increased interest rates as well as the acquisitions of Beach Bank and Heritage Bank.

Second quarter of 2023 net interest margin was 3.76%, which included 37 basis points related to purchase accounting adjustments compared to 3.02% for the same quarter in 2022, which included 4 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) increased 41 basis points in prior year quarterly comparison primarily due to an increase in average loans as well as interest rate increases.

Non-interest income increased $3.8 million for the second quarter of 2023 as compared to the second quarter of 2022. This increase was attributable to increases in service charges on deposit accounts and interchange fee income of $2.8 million and an increase of $1.7 million in other charges and fees. This increase was partially offset by a decrease of $0.5 million in mortgage income.

Second quarter 2023 non-interest expense was $46.9 million, an increase of $15.9 million, or 51.5% as compared to the second quarter of 2022. For the second quarter of 2023, charges related to the ongoing operations of Beach Bank and Heritage Bank totaled $10.0 million and acquisition charges of $2.9 million.

Investment securities totaled $1.898 billion, or 24.1% of total assets at June 30, 2023, compared to $2.105 billion, or 34.9% of total assets at June 30, 2022. For the second quarter of 2023 compared to the second quarter of 2022, the average balance of investment securities decreased $183.2 million. The average yield on investment securities increased 13 basis points to 2.23% from 2.10% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $157.6 million at June 30, 2023 as compared to a net unrealized loss of $149.1 million at June 30, 2022.

The average yield on all earnings assets increased 162 basis points in prior year quarter comparison, from 3.29% for the second quarter of 2022 to 4.91% for the second quarter of 2023. Interest expense on average interest-bearing liabilities increased 126 basis points from 0.39% for the second quarter of 2022 to 1.65% for the second quarter of 2023.

Cost of all deposits averaged 91 basis points for the second quarter of 2023 compared to 14 basis points for the second quarter of 2022. This increase was a result of rising interest rates and increased competition for deposits.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $7.5 million, or 22.9%, from $32.6 million for the six months ended June 30, 2022 to $40.1 million for the same period ended June 30, 2023.

Net interest income was $131.0 million for the six months ended June 30, 2023, an increase of $50.2 million as compared to the same period ended June 30, 2022, primarily due to interest income earned on a higher volume of loans and securities (including loans and securities acquired from Heritage Bank and Beach Bank).

Non-interest income was $25.0 million for the six months ended June 30, 2023, an increase of $5.2 million as compared to the same period ended June 30, 2022. Service charges on deposit accounts accounted for $3.0 million of the increase as well as $2.7 million in interchange fee income.

Non-interest expense was $92.6 million for the six months ended June 30, 2023, an increase of $33.0 million as compared to the same period ended June 30, 2022. The increase was partially attributable to $6.3 million in acquisition and charter conversion charges and $20.9 million in increased operating expenses related to the acquisitions of Beach Bank and Heritage Bank for the six months ended June 30, 2023.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.23 per share, a 5% increase over the previous quarter, to be paid on its common stock on August 24, 2023 to shareholders of record as of the close of business on August 8, 2023.

Conference Call

The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 10:00 a.m. Central Time on Thursday, July 27, 2023. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BI2f16adb2b9ab4d3184aa6ef3cf9f0f03. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia’s military action in Ukraine; and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/23	Quarter Ended 3/31/23	Quarter Ended 12/31/22	Quarter Ended 9/30/22	Quarter Ended 6/30/22
Total Interest Income	$86,194	$80,338	$57,923	$53,874	$45,847
Total Interest Expense	20,164	15,412	10,002	4,726	3,746
Net Interest Income	66,030	64,926	47,921	49,148	42,101
Net Interest Income excluding PPP Fee Income	66,029	64,718	47,899	48,986	41,563
FTE net interest income*	67,028	65,924	48,916	50,122	43,042
Provision for credit losses	1,250	11,000	705	4,300	600
Non-interest income	12,423	12,612	8,131	9,022	8,664
Non-interest expense	46,899	45,670	35,040	35,903	30,955
Earnings before income taxes	30,304	20,868	20,307	17,967	19,210
Income tax expense	6,525	4,597	4,012	3,924	3,457
Net income available to common shareholders	$23,779	$16,271	$16,295	$14,043	$15,753

PER COMMON SHARE DATA
Basic earnings per share	$0.76	$0.52	$0.68	$0.61	$0.77
Diluted earnings per share	0.75	0.52	0.67	0.61	0.76
Diluted earnings per share, operating*	0.85	0.86	0.71	0.85	0.80
Quarterly dividends per share	.22	.21	.20	.19	.18
Book value per common share at end of period	28.64	28.58	26.92	25.86	27.30
Tangible book value per common share at period end*	17.62	17.49	17.97	16.93	18.32
Market price at end of period	25.84	25.83	32.01	29.87	28.60
Shares outstanding at period end	31,406,220	31,364,973	24,025,762	24,028,120	20,529,124
Weighted average shares outstanding:
Basic	31,378,364	31,309,458	24,027,189	22,861,795	20,507,451
Diluted	31,591,665	31,541,213	24,168,544	22,979,529	20,615,928

AVERAGE BALANCE SHEET DATA
Total assets	$7,882,130	$8,003,254	$6,446,521	$6,372,872	$6,112,241
Loans and leases	4,982,368	4,975,663	3,749,561	3,492,110	3,013,228
Total deposits	6,501,372	6,816,473	5,515,713	5,503,040	5,347,415
Total common equity	901,499	868,995	617,049	630,744	593,410
Total tangible common equity*	554,792	538,903	408,365	424,873	408,855

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.21%	0.81%	1.01%	0.88%	1.03%
Annualized return on avg assets, operating*	1.36%	1.36%	1.07%	1.23%	1.08%
Annualized pre-tax, pre-provision, operating*	1.81%	1.78%	1.38%	1.63%	1.36%
Annualized return on avg common equity, operating*	11.91%	12.48%	11.14%	12.46%	11.12%
Annualized return on avg tangible common equity, oper*	19.35%	20.13%	16.83%	18.49%	16.14%
Average loans to average deposits	76.64%	72.99%	67.98%	63.46%	56.35%
FTE Net Interest Margin*	3.82%	3.69%	3.37%	3.50%	3.09%
Efficiency Ratio	59.02%	58.15%	61.42%	60.70%	59.87%
Efficiency Ratio, operating*	53.87%	53.32%	59.34%	54.55%	57.66%
*See reconciliation of Non-GAAP financial measures

CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.05%	1.06%	1.03%	1.03%	1.04%
Nonperforming assets to tangible equity + ACL	3.57%	3.73%	3.76%	6.01%	6.41%
Nonperforming assets to total loans + OREO	0.43%	0.45%	0.47%	0.72%	0.84%
Annualized QTD net charge-offs (recoveries) to total loans	0.07%	0.01%	0.004%	(0.04%)	(0.04%)

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Assets
Cash and cash equivalents	$194,050	$333,491	$145,315	$163,841	$356,771
Securities available for sale	1,199,103	1,249,791	1,257,101	1,379,410	1,489,247
Securities held to maturity	663,473	678,161	691,484	593,553	593,154
Other investments	35,725	34,423	33,944	31,060	22,588
Total investment securities	1,898,301	1,962,375	1,982,529	2,004,023	2,104,989
Loans held for sale	6,602	4,073	4,443	2,225	6,703
Total loans	5,010,925	4,969,776	3,774,157	3,719,388	3,124,924
Allowance for credit losses	(52,614)	(52,450)	(38,917)	(38,356)	(32,400)
Loans, net	4,958,311	4,917,326	3,735,240	3,681,032	3,092,524
Premises and equipment	186,381	186,688	153,068	150,480	132,724
Other Real Estate Owned	5,588	5,066	4,832	10,328	1,985
Goodwill and other intangibles	346,104	347,777	214,890	214,708	184,323
Other assets	266,771	260,520	221,400	228,211	157,406
Total assets	$7,862,108	$8,017,316	$6,461,717	$6,454,848	$6,037,425

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$2,086,666	$2,082,441	$1,630,203	$1,770,848	$1,658,288
Interest-bearing deposits	4,405,601	4,585,515	3,864,201	3,780,450	3,647,909
Total deposits	6,492,267	6,667,956	5,494,404	5,551,298	5,306,197
Borrowings	280,000	250,000	130,100	90,000	-
Subordinated debentures	128,214	154,127	145,027	144,952	144,876
Other liabilities	62,181	48,806	45,523	47,127	25,900
Total liabilities	6,962,662	7,120,889	5,815,054	5,833,377	5,476,973
Total shareholders’ equity	899,446	896,427	646,663	621,471	560,452
Total liabilities and shareholders’ equity	$7,862,108	$8,017,316	$6,461,717	$6,454,848	$6,037,425

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Interest Income:
Loans, including fees	$68,057	$64,264	$45,583	$41,456	$34,058
Investment securities	10,815	11,707	11,251	11,598	11,152
Accretion of purchase accounting adjustments	6,533	3,469	1,086	818	605
Other interest income	789	898	3	2	32
Total interest income	86,194	80,338	57,923	53,874	45,847
Interest Expense:
Deposits	14,613	12,183	7,206	2,863	1,923
Borrowings	3,264	959	1,015	92	-
Subordinated debentures	2,138	2,176	1,946	1,886	1,841
Accretion of purchase accounting adjustments	149	94	(165)	(115)	(18)
Total interest expense	20,164	15,412	10,002	4,726	3,746
Net interest income	66,030	64,926	47,921	49,148	42,101
Provision for credit losses	1,250	11,000	705	4,300	600
Net interest income after provision for credit losses	64,780	53,926	47,216	44,848	41,501

Non-interest Income:
Service charges on deposit accounts	3,425	3,657	2,277	2,219	2,038
Mortgage Income	773	633	625	1,221	1,227
Interchange Fee Income	4,543	4,498	3,093	3,310	3,102
Gain (Loss) on securities, net	(48)	-	-	1	(80)
Financial Assistance Award/Bank Enterprise Award/RRP Grant	-	-	-	-	171
Bargain Purchase Gain and (Loss) on Sale of Land	-	-	-	-	165
BOLI income from death proceeds	-	-	-	-	-
Other charges and fees	3,730	3,824	2,136	2,271	2,041
Total non-interest income	12,423	12,612	8,131	9,022	8,664

Non-interest expense:
Salaries and employee benefits	23,315	23,572	19,934	19,099	17,237
Occupancy expense	5,041	5,296	4,305	3,826	3,828
FDIC/OCC premiums	758	670	514	496	546
Marketing	45	158	135	50	122
Amortization of core deposit intangibles	2,391	2,402	1,309	1,227	1,064
Other professional services	1,570	1,068	971	1,256	768
Acquisition and charter conversion charges	4,101	3,793	1,190	3,640	1,172
Other non-interest expense	9,678	8,711	6,682	6,309	6,218
Total Non-interest expense	46,899	45,670	35,040	35,903	30,955
Earnings before income taxes	30,304	20,868	20,307	17,967	19,210
Income tax expense	6,525	4,597	4,012	3,924	3,457
Net income available to common shareholders	$23,779	$16,271	$16,295	$14,043	$15,753

Diluted earnings per common share	$0.75	$0.52	$0.67	$0.61	$0.76
Diluted earnings per common share, operating*	$0.85	$0.86	$0.71	$0.85	$0.80
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2023	2022
Interest Income:
Loans, including fees	$132,113	$65,878
PPP loan fee income	209	1,534
Investment securities	22,522	19,726
Accretion of purchase accounting adjustments	10,002	1,405
Other interest income	1,686	45
Total interest income	166,532	88,588
Interest Expense:
Deposits	26,796	4,225
Borrowings	4,223	-
Subordinated debentures	4,314	3,660
Amortization of purchase accounting adjustments	243	(37)
Total interest expense	35,576	7,848
Net interest income	130,956	80,740
Provision for credit losses	12,250	600
Net interest income after provision for credit losses	118,706	80,140

Non-interest Income:
Service charges on deposit accounts	7,082	4,078
Mortgage Income	1,406	2,457
Interchange Fee Income	9,041	6,299
Gain (loss) on securities, net	(48)	(83)
Financial Assistance Award/Bank Enterprise Award/RRP Grant	-	873
Bargain Purchase Gain and Loss on Sale of Fixed Assets	-	165
BOLI income from death proceeds	-	1,630
Other charges and fees	7,554	4,402
Total non-interest income	25,035	19,821

Non-interest expense:
Salaries and employee benefits	46,888	34,036
Occupancy expense	10,337	7,704
FDIC/OCC premiums	1,428	1,112
Marketing	203	208
Amortization of core deposit intangibles	4,793	2,128
Other professional services	2,638	1,331
Acquisition & charter conversion charges	7,894	1,580
Other non-interest expense	18,388	11,446
Total Non-interest expense	92,569	59,545
Earnings before income taxes	51,172	40,416
Income tax expense	11,122	7,834
Net income available to common shareholders	$40,050	$32,582

Diluted earnings per common share	$1.27	$1.57
Diluted earnings per common share, operating*	$1.71	$1.52
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	June 30, 2023	Percent of Total	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Percent of Total
Commercial, financial and agricultural	$753,415	15.0%	$750,371	$506,907	$489,225	$379,363	12.1%
Real estate – construction	634,120	12.6%	691,285	475,956	481,100	429,946	13.7%
Real estate – commercial	2,251,710	44.9%	2,181,384	1,626,066	1,595,944	1,319,821	42.1%
Real estate – residential	1,286,343	25.6%	1,262,244	1,094,204	1,082,488	932,268	29.8%
Lease Financing Receivable	1,187	0.0%	2,056	2,118	1,907	2,283	0.1%
Obligations of States & subdivisions	31,137	0.6%	31,652	26,143	25,757	20,784	0.7%
Consumer	53,013	1.1%	50,784	42,763	42,967	40,459	1.3%
Loans held for sale	6,602	0.2%	4,073	4,443	2,225	6,703	0.2%
Total loans	$5,017,527	100%	$4,973,849	$3,778,600	$3,721,613	$3,131,627	100%

COMPOSITION OF DEPOSITS	June 30, 2023	Percent of Total	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Percent of Total
Non-interest bearing	$2,086,666	32.1%	$2,082,441	$1,630,203	$1,770,848	$1,658,288	31.3%
NOW and other	2,014,420	31.0%	2,095,599	1,769,699	1,786,213	1,790,980	33.8%
Money Market/Savings	1,565,212	24.1%	1,678,609	1,368,108	1,423,953	1,326,245	25.0%
Time Deposits of less than $250,000	627,782	9.7%	562,240	590,564	418,931	400,354	7.5%
Time Deposits of $250,000 or more	198,187	3.1%	249,067	135,830	151,353	130,330	2.4%
Total Deposits	$6,492,267	100%	$6,667,956	$5,494,404	$5,551,298	$5,306,197	100%

ASSET QUALITY DATA	June 30, 2023		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Nonaccrual loans	$16,037		$17,312	$12,591	$15,844	$23,678
Loans past due 90 days and over	-		73	289	571	527
Total nonperforming loans	16,037		17,385	12,880	16,415	24,205
Other real estate owned	5,588		5,066	4,832	10,328	1,985
Total nonperforming assets	$21,625		$22,451	$17,712	$26,743	$26,190

Nonperforming assets to total assets	0.28%		0.28%	0.27%	0.41%	0.43%
Nonperforming assets to total loans + OREO	0.43%		0.45%	0.47%	0.72%	0.84%
ACL to nonperforming loans	328.08%		301.70%	302.15%	233.66%	133.86%
ACL to total loans	1.05%		1.06%	1.03%	1.03%	1.04%

Qtr-to-date net charge-offs (recoveries)	$837		$142	$39	$(353)	$(329)
Annualized QTD net chg-offs (recs) to loans	0.07%		0.01%	0.004%	(0.04%)	(0.04%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(dollars in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2023			March 31, 2023			December 31, 2022			September 30, 2022			June 30, 2022
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$1,473,166	$7,867	2.14%	$1,565,623	$8,758	2.24%	$1,522,953	$8,312	2.18%	$1,612,066	$8,723	2.16%	$1,634,679	$8,372	2.05%
Tax-exempt
securities	470,742	3,946	3.35%	462,718	3,946	3.41%	453,651	3,934	3.47%	479,168	3,849	3.21%	492,405	3,721	3.02%
Total investment
securities	1,943,908	11,813	2.43%	2,028,341	12,704	2.51%	1,976,604	12,246	2.48%	2,091,234	12,572	2.40%	2,127,084	12,093	2.27%
in other banks	93,464	789	3.38%	146,663	898	2.45%	72,910	3	0.02%	143,867	2	0.01%	432,851	32	0.03%
Loans	4,982,368	74,590	5.99%	4,975,663	67,734	5.45%	3,749,561	46,670	4.98%	3,492,110	42,274	4.84%	3,013,228	34,663	4.60%
Total Interest
earning assets	7,019,740	87,192	4.97%	7,150,667	81,336	4.55%	5,799,075	58,919	4.06%	5,727,211	54,848	3.83%	5,573,163	46,788	3.36%
Other assets	862,390			852,587			647,446			645,661			539,078
Total assets	$7,882,130			$8,003,254			$6,446,521			$6,372,872			$6,112,241

Interest-bearing
liabilities:
Deposits	$4,465,800	$14,762	1.32%	$4,738,076	$12,277	1.04%	$3,801,632	$7,042	0.74%	$3,777,059	$2,748	0.29%	$3,706,711	$1,905	0.21%
Borrowed Funds	277,531	3,264	4.70%	77,098	959	4.98%	108,881	1,015	3.73%	13,261	92	2.78%	-	-	0.00%
Subordinated
debentures	145,418	2,138	5.88%	155,084	2,176	5.61%	144,985	1,946	5.37%	144,910	1,886	5.21%	144,834	1,841	5.08%
Total interest
bearing liabilities	4,888,749	20,164	1.65%	4,970,258	15,412	1.24%	4,055,498	10,002	0.99%	3,935,230	4,726	0.48%	3,851,545	3,746	0.39%
Other liabilities	2,091,882			2,164,001			1,773,974			1,806,898			1,667,286
Shareholders' equity	901,499			868,995			617,049			630,744			593,410
Total liabilities and
shareholders'
equity	$7,882,130			$8,003,254			$6,446,521			$6,372,872			$6,112,241

Net interest
income (FTE)*		$67,028	3.32%		$65,924	3.31%		$48,917	3.08%		$50,122	3.35%		$43,042	2.97%

Net interest margin (FTE)*			3.82%			3.69%			3.37%			3.50%			3.09%

Core net interest
margin*			3.43%			3.47%			3.29%			3.44%			3.04%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Book value per common share	$28.64	$28.58	$26.92	$25.86	$27.30
Effect of intangible assets per share	11.02	11.09	8.95	8.93	8.98
Tangible book value per common share	$17.62	$17.49	$17.97	$16.93	$18.32

Diluted earnings per share	$0.75	$0.52	$0.68	$0.61	$0.76
Effect of acquisition and charter conversion charges	0.13	0.11	0.05	0.16	0.05
Tax on acquisition and charter conversion charges	(0.03)	(0.02)	(0.02)	(0.05)	(0.01)
Initial provision for acquired loans	-	0.34	-	0.17	-
Tax on initial provision for acquired loans	-	(0.09)	-	(0.04)	-
Effect of bargain purchase gain and loss on sale of fixed assets	-	-	-	-	-
Tax on bargain purchase gain and loss on sale of fixed assets	-	-	-	-	-
Effect of Treasury awards	-	-	-	-	-
BOLI income from death proceeds	-	-	-	-	-
Diluted earnings per share, operating	$0.85	$0.86	$0.71	$0.85	$0.80
		Year to Date
		2023		2022
Diluted earnings per share		$1.27		$1.57
Effect of acquisition and charter conversion charges		0.25		0.08
Tax on acquisition and charter conversion charges		(0.06)		(0.02)
Effect of bargain purchase gain and loss on sale of fixed assets		-		(0.01)
Tax on bargain purchase gain and loss on sale of fixed assets		-		-
Effect of Treasury awards		-		(0.04)
Tax on Treasury awards		-		0.01
BOLI income from death proceeds		-		(0.08)
Effect on Contributions related to Treasury awards		-		0.01
Tax on Contributions related to Treasury awards		-		-
Initial provision for acquired loans		0.34		-
Tax on initial provision for acquired loans		(0.09)		-
Diluted earnings per share, operating		$1.71		$1.52
		Year to Date
		2023		2022
Net income available to common shareholders		$40,050		$32,582
Acquisition and charter conversion charges		7,894		1,580
Tax on acquisition and charter conversion charges		(1,997)		(400)
Bargain purchase gain and loss on sale of fixed assets		-		(165)
Tax on bargain purchase gain and loss on sale of fixed assets		-		42
Treasury awards		-		(872)
Tax on Treasury awards		-		220
BOLI income from death proceeds		-		(1,630)
Contributions related to Treasury awards		-		165
Tax on Contributions related to Treasury awards		-		(42)
Initial provision for acquired loans		10,727		-
Tax on initial provision for acquired loans		(2,714)		-
Net earnings available to common shareholders, operating		$53,960		$31,480

		Three Months Ended
Average Balance Sheet Data		June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Total average assets	A	$7,882,130	$8,003,254	$6,446,521	$6,372,872	$6,112,241
Total average earning assets	B	7,019,740	$7,150,667	$5,799,075	$5,727,211	$5,573,163

Common Equity	C	$901,499	$868,995	$617,049	$630,744	$593,410
Less intangible assets		346,707	330,092	208,684	205,871	184,555
Total Tangible common equity	D	$554,792	$538,903	$408,365	$424,873	$408,855

		Three Months Ended
Net Interest Income Fully Tax Equivalent		June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Net interest income	E	$66,030	$64,926	$47,921	$49,148	$42,101
Tax-exempt investment income		(2,948)	(2,948)	(2,939)	(2,875)	(2,780)
Taxable investment income		3,946	3,946	3,934	3,849	3,721
Net Interest Income Fully Tax Equivalent	F	$67,028	$65,924	$48,916	$50,122	$43,042

Annualized Net Interest Margin	E/B	3.76%	3.63%	3.31%	3.43%	3.02%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.82%	3.69%	3.37%	3.50%	3.09%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$86,194	$80,338	$57,923	$53,874	$45,847
Tax-exempt investment income		(2,948)	(2,948)	(2,939)	(2,875)	(2,780)
Taxable investment income		3,946	3,946	3,934	3,849	3,721
Total Interest Income, Fully Tax Equivalent	G	$87,192	$81,336	$58,918	$54,848	$46,788

Yield on Average Earning Assets	R/B	4.91%	4.49%	4.00%	3.76%	3.29%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	4.97%	4.55%	4.06%	3.83%	3.36%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$10,815	$11,706	$11,251	$11,598	$11,152
Tax-exempt investment income		(2,948)	(2,948)	(2,939)	(2,875)	(2,780)
Taxable investment Income		3,946	3,946	3,934	3,849	3,721
Interest Income Investment Securities, Fully Tax Equivalent	H	$11,813	$12,704	$12,246	$12,572	$12,093

Average Investment Securities	I	$1,943,908	$2,028,341	$1,976,604	$2,091,234	$2,127,084

Yield on Investment Securities	S/I	2.23%	2.31%	2.28%	2.22%	2.10%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.43%	2.51%	2.48%	2.40%	2.27%

		Three Months Ended
Core Net Interest Margin		June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Net interest income (FTE)		$67,028	$65,924	$48,916	$50,122	$43,042
Less purchase accounting adjustments		6,533	3,469	1,086	818	605
Net interest income, net of purchase accounting adj	J	$60,495	$62,455	$47,830	$49,304	$42,437

Total average earning assets		$7,019,740	$7,150,667	$5,799,075	$5,727,211	$5,573,163
Add average balance of loan valuation discount		38,306	42,945	10,928	2,681	3,085
Avg earning assets, excluding loan valuation discount	K	$7,058,046	$7,193,612	$5,810,003	$5,729,892	$5,576,248

Core net interest margin	J/K	3.43%	3.47%	3.29%	3.44%	3.04%

		Three Months Ended
Efficiency Ratio		June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Operating Expense
Total non-interest expense		$46,899	$45,670	$35,040	$35,903	$30,955
Pre-tax non-operating expenses		(4,101)	(3,793)	(1,190)	(3,641)	(1,337)
Adjusted Operating Expense	L	$42,798	$41,877	$33,850	$32,262	$29,618

Operating Revenue
Net interest income, FTE		$67,028	$65,924	$48,916	$50,122	$43,042
Total non-interest income		12,423	12,612	8,131	9,022	8,664
Pre-tax non-operating items		-	-	-	-	(336)
Adjusted Operating Revenue	M	$79,451	$78,536	$57,047	$59,144	$51,370

Efficiency Ratio, operating	L/M	53.87%	53.32%	59.34%	54.55%	57.66%

		Three Months Ended
Return Ratios		June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Net income available to common shareholders	N	$23,779	$16,271	$16,295	$14,043	$15,753
Acquisition and charter conversion charges		4,101	3,793	1,190	3,641	1,172
Tax on acquisition and charter conversion charges		(1,037)	(960)	(301)	(920)	(296)
Initial provision for acquired loans		-	10,727	-	3,855
Tax on initial provision for acquired loans		-	(2,714)	-	(976)
Bargain purchase gain and loss on sale of fixed assets		-	-	-	-	(165)
Tax on bargain purchase gain and loss on sale of fixed assets		-	-	-	-	41
Treasury awards		-	-	-	-	(171)
Tax on Treasury awards		-	-	-	-	43
Charitable contributions related to Treasury awards		-	-	-	-	165
Tax on charitable contributions related to Treasury awards		-	-	-	-	(42)
BOLI income from death proceeds		-	-	-	-	-
Net earnings available to common shareholders, operating	O	$26,843	$27,117	$17,184	$19,643	$16,500

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		June 30, 2023	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Earnings before income taxes	P	$30,304	$20,868	$20,307	$17,967	$19,210
Acquisition and charter conversion charges		4,101	3,793	1,190	3,641	1,172
Provision for loan losses		1,250	11,000	705	4,300	600
Bargain purchase gain and loss on sale of fixed assets		-	-	-	-	(165)
Treasury Awards		-	-	-	-	(171)
Charitable contributions related to Treasury awards		-	-	-	-	165
BOLI income from death proceeds		-	-	-	-	-
Pre-Tax, Pre-Provision Operating Earnings	Q	$35,655	$35,661	$22,202	$25,908	$20,811

Annualized return on avg assets	N/A	1.21%	0.81%	1.01%	0.88%	1.03%
Annualized return on avg assets, oper	O/A	1.36%	1.36%	1.07%	1.23%	1.08%
Annualized pre-tax, pre-provision, oper	Q/A	1.81%	1.78%	1.38%	1.63%	1.36%
Annualized return on avg common equity, oper	O/C	11.91%	12.48%	11.14%	12.46%	11.12%
Annualized return on avg tangible common equity, operating	O/D	19.35%	20.13%	16.83%	18.49%	16.14%

		Three Months Ended
Capital Ratios		June 30, 2023*	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022
Common equity tier 1 (CET1) ratio		11.5%	11.2%	12.7%	12.6%	12.7%
Leverage (Tier 1) ratio		9.1%	8.8%	9.3%	9.3%	8.6%
Total risk based capital ratio		14.5%	14.7%	16.7%	16.7%	17.3%
Tangible common equity ratio		7.4%	7.2%	6.9%	6.5%	6.4%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998